                                 EXHIBIT (g)(4)

    Form of Revised Schedule A to the Transfer Agency Agreement between the
        Registrant and BISYS Fund Services Ohio, Inc. is filed herewith.

                                                     As Revised November 7, 2002

                               FORM OF SCHEDULE A
                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                           THE BB&T MUTUAL FUNDS GROUP
                                       AND
                          BISYS FUND SERVICES OHIO, LP
                   (formerly The Winsbury Service Corporation)

FUND PORTFOLIOS
---------------

BB&T U.S. Treasury Money Market Fund
BB&T Short Intermediate U.S. Government Income Fund
BB&T Intermediate U.S. Government Bond Fund
BB&T Large Company Value Fund
BB&T North Carolina Intermediate Tax-Free Fund
BB&T Balanced Fund
BB&T Small Company Growth Fund
BB&T International Equity Fund
BB&T Capital Manager Conservative Growth Fund
BB&T Capital Manager Moderate Growth Fund
BB&T Capital Manager Growth Fund
BB&T Prime Money Market Fund
BB&T Large Company Growth Fund
BB&T South Carolina Intermediate Tax-Free Fund
BB&T Virginia Intermediate Tax-Free Fund
BB&T Equity Index Fund
BB&T Intermediate Corporate Bond Fund
BB&T Tax-Free Money Market Fund BB&T Capital Appreciation Fund
BB&T Mid Cap Value Fund
BB&T West Virginia Intermediate Tax-Free Fund
BB&T Capital Manager Aggressive Growth Fund
BB&T Small Company Value Fund BB&T Georgia Intermediate Tax-Free Fund BB&T Kentucky Intermediate Tax-Free Fund
BB&T Maryland Intermediate Tax-Free Fund


BB&T MUTUAL FUNDS GROUP              BISYS FUND SERVICES OHIO, INC.
                                     (formerly The Winsbury Service Corporation)

By:                                  By:
    ---------------------------            -----------------------------------

Title:                               Title:
       ------------------------            -----------------------------------